UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of
The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) November 15, 2002

HUNT CORPORTATION
(Exact Name of Registrant as Specified in Charter)

PENNSYLVANIA (State or Other Jurisdiction of Incorporation)	1-8044 (Commission File Number)	21-0481254 (I.R.S. Employer Identification No.)

One Commerce Square 2005 Market Street, Philadelphia, PA 19103 (Address of Principal Executive Offices)	19103 (Zip Code)

Registrant’s telephone number, including area code (215) 656-0300

ITEM 5. OTHER EVENTS

November 15, 2002—Hunt Corporation (“Hunt”) and FAC Acquisition Corporation (“FAC”) jointly announced today that FAC has initiated its previously announced tender offer for all of the outstanding common shares of Hunt at a cash price of $12.50 per share. A copy of this press release is attached hereto as Exhibit 99.1, and is incorporated herein by reference.

ITEM 7. FINANCIAL STATEMENTS AND EXHIBITS

(c) Exhibits.

Exhibit No.	Description
99.1	Press Release dated November 15, 2002

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

HUNT CORPORATION

By:	/s/ DENNIS S. PIZZICA
Dennis S. Pizzica Vice President and Chief Financial Officer

Date: November 15, 2002

EXHIBIT INDEX

Exhibit No.	Description
99.1	Press Release dated November 15, 2002